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                                                                  EXHIBIT 10.16b



SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENTS TO TAX INDEMNITY AGREEMENT CONSTITUTING EXHIBIT 10.16a HERETO


1. Tax Indemnity Agreement dated as of August 24, 2000 between Reliant Energy Mid-Atlantic Power Holdings, LLC and PSEG Keystone Generation, LLC

2. Tax Indemnity Agreement dated as of August 24, 2000 between Reliant Energy Mid-Atlantic Power Holdings, LLC and PSEG Shawville Generation, LLC